EXHIBIT 99.2
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

Prepared Remarks on Fourth Quarter and Fiscal 2015 Results1

January 27, 2016

Please note that any non-GAAP financial measures discussed in these prepared remarks, as defined by the SEC in Regulation G, will be reconciled to the most directly comparable GAAP financial measure. The reconciliation of our financial results is available in the press release issued this afternoon. A presentation containing supplemental information and non-GAAP to GAAP reconciliation tables, including for all applicable guidance, has been posted on our investor relations website at http://investor.sandisk.com.  This guidance is exclusive of one-time transactions and does not reflect the effect of any acquisitions, divestitures or other transactions that may be announced after January 27, 2016.
The prepared remarks contain forward-looking statements that refer to expectations, projections, beliefs or other future events. Please refer to today’s press release, the presentation that has been posted on our investor relations website and our SEC filings, including the most recent 10-Q, for more information on the “Risk Factors” that could cause actual results to differ materially from those expressed in the forward-looking statements. SanDisk assumes no obligation to update these forward-looking statements, which speak as of January 27, 2016.

1.
These prepared remarks have been posted on the SanDisk investor relations website at http://investor.sandisk.com. In light of the pending acquisition of SanDisk Corporation (“SanDisk”) by Western Digital Corporation (“Western Digital”), SanDisk is not holding a conference call to discuss its fourth quarter and fiscal 2015 financial results.

SANJAY MEHROTRA, PRESIDENT & CHIEF EXECUTIVE OFFICER
I am pleased to report a strong fourth quarter finish to 2015 with results better than expectations despite uncertain global economic conditions. Product execution showed marked improvement throughout the second half of 2015, resulting in successful qualifications by multiple customers of our various enterprise, client SSD and mobile embedded products. This led to well-executed production ramps of several new products, helping us deliver strong sequential revenue growth from the first half. Our industry leading 15-nanometer (nm) 2D NAND technology represented approximately three-quarters of our bit supply during the fourth quarter and achieved record high yields for any NAND technology in our history. We also achieved an important milestone with the first product shipments utilizing our 48-layer, three-bits-per-cell 3D NAND technology. As we enter 2016, we are well positioned for continued strengthening of our product portfolio, gains in our market position and the start of our multi-year transition to 3D NAND.
Before I go into the quarterly highlights, I’d like to comment on the pending acquisition of SanDisk by Western Digital. As of January 15th, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act expired without further review. Additionally, we have received clearances from Japan’s Fair Trade Commission and the Competition Commission of Singapore as well. The clearances from US, Japan and Singapore satisfy some of the conditions to the closing of the pending acquisition, which remains subject to other customary closing conditions, including receipt of shareholder and other regulatory approvals. We now anticipate that the transaction is likely to close in the second calendar quarter of 2016, and teams from both companies are engaged in integration planning.
Moving to our fourth quarter results in enterprise solutions, we delivered nearly 30% sequential revenue growth driven by strong customer shipments across all key product interfaces, i.e., SAS, SATA and PCIe. Enterprise SSD revenues from OEM, hyperscale and channel customers all grew sequentially, supported by a comprehensive portfolio of product offerings. Revenue from our Fusion-io® based PCIe solutions reached a post-acquisition record in the fourth quarter, with increased sales to both hyperscale and OEM customers. In enterprise SATA, our recently introduced 15nm, 2-terabyte solution is gaining excellent adoption, and our Q4 SATA sales to hyperscale customers more than doubled on a sequential basis. Our 4 terabyte Optimus Max™ SSD drove our sequential revenue growth in the enterprise SAS category. We remain on track for the introduction of our 15nm 12 Gb/s enterprise SAS offering later in 2016. Customer and partner interest continued to grow for our Infiniflash™ system (or all-flash storage system), and the opportunity pipeline continued to increase during the fourth quarter. We expect an acceleration of Infiniflash customer deployments in 2016. Overall, we are encouraged by our ongoing portfolio expansion in enterprise SSD solutions, our strengthening customer engagements and our full year enterprise revenue growth in 2015. We remain focused on continuing this trend and delivering another record year of enterprise revenue in 2016. As we look further out, our converged platform for future products remains in development for an anticipated 2017 introduction, which aligns with planned usage of our next-generation 3D NAND in enterprise applications.
In client SSDs, revenue grew 33% sequentially in the fourth quarter in the retail and commercial channels combined. Client SSDs have reached price levels where a switch from HDD to SSD allows the user to achieve a higher performance gain per dollar than with any other PC upgrade investment. These market trends, coupled with our leading global retail brand and channel reach, are driving healthy growth of our retail SSD sales, and in 2015 we achieved robust gains in global share.
Within the commercial channel, our client SSD sales continue to further diversify among a broad set of OEM and distribution customers. We began volume shipments in the fourth quarter of our 15nm X2-based client SSDs with certain OEM customers and we are well underway in qualification efforts with others. Also, during the quarter, shipments of our 15nm X3 based client SATA SSDs began in retail and commercial channels while several OEMs began qualification efforts. In January at the Consumer Electronics Show (CES) in Las Vegas, we launched the SanDisk® X400, our 15nm X3-based SSD, the world’s thinnest one terabyte M.2 SSD and the first single-sided 1-terabyte SATA M.2 form factor with a mere 1.5mm height.
Exiting 2015, we estimate that the attach rate for corporate laptops shipping with client SSDs was in the high-30% range and believe that the attach rate will surpass 50% in 2017. We expect penetration into corporate laptop platforms will continue to grow rapidly in the coming years, and we are also working closely with our OEM partners to increase consumer client SSD adoption by utilizing the strength of the SanDisk brand to educate consumers on the benefits of choosing client SSDs for their PCs.

Turning to embedded solutions, our revenue declined sequentially as the overall smartphone market was weaker than expected during the quarter and we are still in the early stages of X3 adoption for eMMC solutions. We also made the choice to shift our memory supply to more profitable product opportunities, especially away from aggressively priced, lower-capacity embedded multi-chip package products that combine DRAM and flash. In the upper-tier smartphone segments, X3-based embedded solutions provide OEM customers with a path to increase their mobile device storage capacities, allowing them to cost effectively differentiate their products. SanDisk is taking the lead in helping customers with our robust X3 embedded solutions in both developed and emerging regions. Further, we made strong gains in new categories such as connected home, industrial and auto with our iNAND® embedded and SD™ family of removable offerings.  Combined product revenues from the three areas grew more than 50% year-over-year in 2015.
In retail, we experienced a strong holiday season across all geographies and product categories, resulting in 24% sequential retail revenue growth in the fourth quarter. We were particularly pleased with the contribution from retail SSDs, the SanDisk iXpand™ and SanDisk Dual Drive USBs, reflecting our ability to leverage brand strength, product innovation and the worldwide reach of our retail channel. We believe we gained retail market share in all product categories sequentially and year over year in Q4.
From a manufacturing perspective, usage of our X3 remained high due to the broadening adoption of our X3 technology in removable, embedded and client SSDs. The overall mix of X3 in our sales was approximately 70% in Q4. In our backend assembly and test operations, our Malaysia facility continued to ramp production and this facility is a key asset for us in supporting our future growth.
Turning to 3D NAND, we shipped initial quantities of retail products manufactured using our 48-layer X3 technology, and also shipped our first OEM customer samples in the fourth quarter. In January 2016, we began utilizing the new Y2 facility for the conversion of 2D to 3D NAND technology and expect production wafer output late in the first quarter. 3D NAND production will ramp across 2016, with the majority of the output expected in the second half of the year. Due to the very strong yields for our 15nm 2D technology and the relatively low volumes associated with the planned 3D NAND wafer ramp in 2016, we estimate the cost per bit of our 48-layer 3D NAND to be similar to the 15nm 2D NAND costs as we exit 2016, with our next-generation 3D NAND expected to achieve lower cost versus 2D NAND in 2017.
Switching to broader supply dynamics, we believe that 2015 industry supply bit growth was in the mid 40% range, and our bit supply grew approximately 51% year-over-year. For 2016, we now estimate that the industry supply bit growth will be in the low 30% range as 2D NAND scaling reaches its limits, and we expect 3D NAND to represent about 15% to 20% of industry wafer capacity exiting the year. We expect our 3D capacity to be at the lower end of the industry range exiting 2016, and we estimate our 2016 captive bit supply growth to be somewhat lower than the industry average. Included in our estimate of the SanDisk bit growth rate is a planned 5% wafer capacity addition in mid-2016 consisting of a mix of 2D and 3D NAND technologies.
To conclude my remarks, we made substantial progress in the second half of 2015 in reinvigorating our portfolio, improving our product execution and positioning SanDisk for future growth, especially in SSDs, and by delivering continued leadership in retail products. In technology and manufacturing we achieved record 15nm yields, and we remained the industry leader in our usage of X3 technology. We began initial shipment of 48-layer X3 3D NAND technology in retail products and for OEM customer samples. We signed strategic agreements with SK Hynix, Hewlett Packard Enterprise, and Toshiba, further cementing these important ecosystem engagements. Our pending acquisition by Western Digital provides our stockholders an attractive premium and will create a unique, global leader in storage solutions. I would like to thank our shareholders, employees and partners for their continued support, and we look forward to SanDisk building on the recent successes.

JUDY BRUNER, EXECUTIVE VICE PRESIDENT, ADMINISTRATION & CHIEF FINANCIAL OFFICER
Our Q4 results were a solid finish to the year, with revenue exceeding our expectations based on strong execution in several areas of the business. Compared to Q3, our revenue grew 6% with robust sequential growth in enterprise solutions, client SSDs and removable products, partially offset by a decline in embedded sales. On a year-over-year basis, our Q4 revenue was down 11% and our full year revenue was down 16%, primarily due to the loss of the client SSD platform that was phased out by a large customer in early 2015 and an increased level of price decline in 2015 compared to 2014. Our full-year 2015 bit growth was 26% and our blended ASP per gigabyte decline was 34%.
Our Q4 removable revenue was up 18% sequentially and 10% year-over-year, with growth across all major regions and product categories. We leveraged our brand and attractive product line-up to gain share in retail removable products, both sequentially and year-over-year. Our Q4 embedded revenue was down 17% sequentially and 27% year-over-year, reflecting slow adoption of X3-based eMMC solutions, weak smartphone demand and our choice to reduce MCP volumes due to better gross margin opportunity in other products in our portfolio. Our Q4 enterprise revenue grew 29% sequentially with strong growth in SATA, SAS and PCIe products. While our Q4 enterprise revenue was lower year-over-year, our full year 2015 enterprise revenue grew 10% over 2014. Our Q4 client SSD revenue increased 33% sequentially with strong growth in both retail and commercial channels. Year-over-year, excluding the impact of the client SSD platform that was phased out, our Q4 client SSD revenue was up 74%.
Turning to total revenue by channel, our Q4 retail revenue grew 24% sequentially, reaching 39% of our Q4 sales mix, reflecting strong share gains as well as a 14-week quarter. Our commercial revenue declined 2% sequentially and represented 61% of our Q4 revenue mix.
Our Q4 gigabytes sold increased 23% sequentially and 53% year-over-year, while our Q4 ASP per gigabyte declined 10% sequentially and 41% year-over-year. We delivered strong cost reduction in Q4 with blended cost per gigabyte improving 12% sequentially and 40% year-over-year. On a Q4 year-over-year basis, both our price and cost declines were amplified by product mix changes including a lower mix of MCP and client SSD products. Our Q4 non-GAAP gross margin of 42.7% declined 120 basis points sequentially due primarily to license & royalty revenue being higher in Q3 than in Q4, stemming from the structure of the SK Hynix license signed in Q3, as we discussed last quarter. Our Q4 sequential cost reduction of 12% was driven by continued increase in 15 nanometer revenue mix, record 15 nanometer yields, reduced wafer costs and higher sales volume. Our full year 2015 cost per gigabyte improved 27% compared to a full year ASP per gigabyte decline of 34%. The yen to U.S. dollar rate in our Q4 cost of sales was approximately 123 compared to 120 in Q3 and 102 in Q4 2014. Non-captive memory usage remained constant sequentially at 4% of our Q4 sales mix.
Q4 non-GAAP operating expenses of $325 million were up 3% sequentially influenced by a 14-week quarter, tight spending controls and lower incentive compensation. Expenses related to the pending acquisition by Western Digital have been excluded from our non-GAAP results and are shown on a separate line on our GAAP income statement.
Our Q4 non-GAAP operating margin was 22%, consistent with our Q3 results. Our Q4 tax provision reflects the reinstatement of the R&D tax credit, bringing the Q4 non-GAAP tax rate to 22.5% and the 2015 non-GAAP tax rate to 28.5%. The 2015 GAAP tax rate of 26.7% is lower than the non-GAAP rate because the R&D tax credit and the favorable audit settlements achieved in 2015 have a bigger impact on the lower GAAP income. Our non-GAAP diluted shares declined slightly on a sequential basis reflecting a full quarter impact of Q3 share repurchases, partially offset by shares issued for employee incentives and the impact of a higher stock price on diluted shares.
Our Q4 cash flow from operations increased to $434 million, the highest level of the year, and we utilized $27 million for fab investments and $131 million for non-fab capital investments, bringing Q4 free cash flow to $276 million. Our share of flash venture Q4 capital investments was $270 million, which was financed with joint venture working capital of $143 million, new equipment leases of $100 million, and the $27 million of cash investment by us. Our off-balance sheet joint venture equipment lease guarantees remained constant sequentially at $766 million. For the full year 2015, our gross fab capital expenditures were $1.04 billion and non-fab capital expenditures were $414 million, bringing total capital investments to $1.46 billion. Our total cash used for capital investments was $453 million or 31% of the total capital investments.

There are three things I’d like to point out related to the balance sheet:

1)
The majority of our previous long-term marketable securities have moved to short-term marketable securities as we have shortened the duration of some investments and we expect to liquidate other securities in 2016 in connection with the acquisition by Western Digital.

2)
Relative to SanDisk’s “Available Cash” target at the closing of the acquisition by Western Digital, our Available Cash at the end of 2015 was $3.994 billion, reflecting our total cash, cash equivalents and marketable securities of $4.123 billion less $129 million of cash that would be taxed if repatriated to the United States. We expect our cash subject to taxation upon repatriation to remain fairly consistent during 2016, so our future level of Available Cash will be primarily impacted by the cash flow results of the company.

3)
We adopted a new FASB accounting standard in Q4 which classifies all deferred tax assets and liabilities as long-term rather than a mix of short and long-term. The primary impact of this was a reclassification of $182 million from current assets to non-current assets at the end of 2015.

Given the pending acquisition by Western Digital, we are providing our financial guidance one quarter at a time, although we are providing some color on annual factors and an estimate of our 2016 annual capital investments.
We expect our Q1 revenue to be down year-over-year because Q1 2015 still included revenue from the OEM client SSD platform that was phased out during that quarter, and because of current weakness in the smartphone market. Sequentially, we expect typical lower Q1 seasonal demand, the impact of Q1 being a 13-week quarter compared to the 14-week Q4, and some impact from macroeconomic uncertainty. We forecast our Q1 revenue to be between $1.175 billion and $1.250 billion.
We expect our Q1 non-GAAP gross margin to be in the range of 39% to 42%. Based on wafer purchases in Q4, the yen to USD rate in our Q1 cost of sales is forecasted at 121, slightly unfavorable to the rate of 123 in our Q4 results. The yen has appreciated in the last few weeks, and the vast majority of our 2016 yen purchases remain unhedged. If the yen stays at current levels, this will negatively impact our gross margins in Q2 and beyond. As a reminder, a 10% movement in the yen to US Dollar rate impacts our gross margins by approximately 200 basis points. Our 2016 gross margins will be negatively impacted by approximately 100 basis points due to start-up costs in the New Fab 2, likely with some impact on all quarters. Another factor that will influence cost reduction in 2016 is that our level of technology transition will be less in 2016 than in 2015 and our 3D technology is expected to be similar in cost to our highly cost efficient 15 nanometer 2D technology as we exit 2016. Taking into account our technology transition plans, start-up costs and exchange rates, we expect our reduction in cost per gigabyte to be less in 2016 than in 2015, although still within our 15% to 25% annual target range.
We expect non-GAAP operating expenses in Q1 to be between $325 million and $335 million and non-GAAP other income and expense to be similar to Q4. I should point out that we expect our GAAP other income and expense in Q1 to include charges related to the modification and termination of warrants related to the planned acquisition by Western Digital, although we cannot currently estimate these charges. We are continuing our discussions with the bank counterparties and anticipate cash payments related to the Q1 modification or termination of warrants to be made immediately after the acquisition closes. We expect these agreements, two of which have now been signed in Q1, to result in the establishment of liabilities on the balance sheet in the first quarter.
Our forecasted non-GAAP tax rate for 2016 is 31.0%, up from the 28.5% in 2015 as 2015 included the impact of favorable audit settlements. Our diluted non-GAAP share count is expected to go up on a quarterly basis since we are no longer engaged in share repurchases. Our non-GAAP diluted shares are expected to increase in Q1, primarily due to the release of previously granted employee equity incentives.
Our 2016 fab and non-fab capital investments are forecasted to be between $1.7 billion and $1.8 billion. This capital plan includes our initial transition to 3D capacity and a 5% increase in overall wafer capacity. With the benefit of joint venture working capital and continued use of joint venture equipment lease financing, we expect our total cash usage for capital investment to be approximately 25% to 30% of the gross investment.
Related to the “Available Cash” measure defined in the Western Digital/SanDisk merger agreement, based on our current forecasts, we believe our cash flow prospects are on track to grow our Available Cash in Q1 and to meet the relevant targets outlined in the Western Digital/SanDisk merger agreement.

In summary, while 2015 was a challenging year, we are pleased with the progress we are making across our business. On the technology and manufacturing front, our 2D NAND cost structure is providing us a strong competitive advantage, and we have begun OEM customer sampling of our 3D NAND. We believe we are well positioned for 2016, and our team is focused on continuing to drive our positive momentum.

SanDisk, iNAND and Fusion-io are trademarks of SanDisk Corporation, registered in the U.S. and other countries. InfiniFlash, iXpand and Optimus Max are trademarks of SanDisk Corporation. SD is a trademark of SD-3C, LLC. Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).
© 2016 SanDisk Corporation. All rights reserved.
Forward-Looking Statements
These prepared remarks contain certain forward-looking statements, including those regarding our expectations for: GAAP and non-GAAP financial results in Q1 2016; our financial, operational and strategic plans and priorities; gaining customer interest in and qualification and adoption of our products; product introductions; customer deployments; continued strengthening of product portfolio; market position; improving product execution; strengthening customer engagements; product and product category share and revenue growth and market position; diversification of sales; industry trends, such as SSD attach rates; factory output timing, focus, production ramp and start-up costs; 3D NAND development, conversion, production ramp, output timing, costs, mix and usage; cost reduction; broadening adoption of X3 technology; bit supply growth; scalability of 2D NAND; wafer capacity additions, technology transitions and technology mix; continued engagements with strategic partners; anticipated benefits of the pending merger of SanDisk with Western Digital’s wholly owned subsidiary, Schrader Acquisition Corporation; expected date of closing of the merger; the modification and termination of warrants in anticipation of the merger and timing of cash payments; level of Available Cash and ability to meet relevant targets in the merger agreement with Western Digital; foreign currency exchange rates; price decline; tax rate in 2016; increased share count; capital investment plans and cash usage; and continued use of joint venture equipment lease financing, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.
Risks that may cause these forward-looking statements to be inaccurate include, among others: (a) the announcement and pendency of our merger agreement with Western Digital or the failure of the pending merger to be completed on a timely basis, or at all, or any materially burdensome conditions that may be imposed; (b) inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; (c) uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; (d) failure to effectively or efficiently execute on our financial, operational or strategic plans or priorities, which may change, may not have the effects that we anticipate or otherwise be successful on the timeline that we expect or at all or may have unanticipated consequences; (e) changes in industry supply and demand environment, and production and pricing levels being different than what we anticipate; (f) competitive pricing pressures or product mix changes, resulting in lower average selling prices, lower revenues and reduced margins; (g) excess or mismatched captive memory output, capacity or inventory, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences, or insufficient or mismatched captive memory output, capacity or inventory, resulting in lost revenue and growth opportunities; (h) inability to reduce product costs to keep pace with reductions in average selling prices, resulting in lower or negative product gross margin; (i) potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technologies, particularly enterprise solutions, client SSDs and embedded flash storage solutions; (j) weakness in demand in one or more of our product categories, such as embedded products or SSDs, or adverse changes in our product or customer mix; (k) failure to successfully sell enterprise solutions on the timelines or in the quantities we expect or transition our enterprise customers to our leading edge solutions; (l) failure or delays in making new products or technologies available in the manner and capacities we anticipate, whether due to technology or supply chain difficulties or other factors; (m) inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies, such as 3D NAND technology, or the failure of new technologies to effectively compete with those of our competitors; (n) our 15 nanometer process technology, our X3 NAND memory architecture, our 3D NAND technology or our solutions utilizing these new technologies may not be available when we expect, in the capacities we expect or perform as expected; (o) failure to manage the risks associated with our ventures, strategic partnerships and commercial relationships, such as with Toshiba, Hewlett Packard and SK Hynix, including the risk of early termination; (p) inability to achieve the expected benefits from acquisitions and strategic relationships in a timely manner, or at all; (q) industry and technology trends not occurring in the timeline we anticipate or at all; and (r) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission (“SEC”) filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended September 27, 2015.
All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on SanDisk’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by SanDisk and Western Digital, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed merger and the expected date of closing of the merger with Western Digital’s wholly-owned subsidiary, Schrader Acquisition Corporation. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.
Important risk factors that may cause such a difference in connection with the proposed merger include, but are not limited to, the following factors: (1) the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; (2) uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; (3) risks that the proposed merger disrupts the current plans and operations of Western Digital or SanDisk; (4) the ability of Western Digital and SanDisk to retain and hire key personnel; (5) competitive responses to the proposed merger; (6) unexpected costs, charges or expenses resulting from the merger; (7) the outcome of any legal proceedings that could be instituted against Western Digital, SanDisk or their respective directors related to the merger agreement; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (9) the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; (10) delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the merger; and (11) legislative, regulatory and economic developments. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the preliminary joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 filed with the SEC in connection with the proposed merger on December 11, 2015, as amended by Amendment No. 1 filed with the SEC on January 27, 2016. The forward-looking statements in this document speak only as of the date of the particular statement. Neither SanDisk nor Western Digital undertakes any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
In addition, actual results are subject to other risks and uncertainties that relate more broadly to SanDisk’s overall business, including those more fully described in SanDisk’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 28, 2014, and its quarterly reports filed on Form 10-Q for fiscal year 2015, and Western Digital’s overall business and financial condition, including those more fully described in Western Digital’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended July 3, 2015 and its quarterly reports filed on Form 10-Q for the current fiscal year.
Additional Information And Where To Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Western Digital filed with the SEC a Registration Statement on Form S-4 on December 11, 2015, as amended by Amendment No. 1 filed with the SEC on January 27, 2016, that included a preliminary joint proxy statement/prospectus of SanDisk and Western Digital. Each of SanDisk and Western Digital will provide the joint proxy statement/prospectus to their respective stockholders. These materials are not yet final and will be amended. SanDisk and Western Digital also plan to file other documents with the SEC regarding the proposed merger. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which SanDisk or Western Digital may file with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF SANDISK AND WESTERN DIGITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain copies of all documents filed with the SEC regarding this merger, free of charge, at the SEC’s website (www.sec.gov). In addition, copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com. Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.westerndigital.com.
Participants in the Solicitation
SanDisk, Western Digital, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from SanDisk and Western Digital stockholders in connection with the proposed merger. You can find more detailed information about SanDisk’s executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015. You can find more detailed information about Western Digital’s executive officers and directors in its definitive proxy statement filed with the SEC on September 23, 2015. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of stockholders in connection with the proposed merger is set forth in the preliminary joint proxy statement/prospectus filed with the SEC on December 11, 2015, as amended by Amendment No. 1 filed with the SEC on January 26, 2016, by Western Digital. Additional information about SanDisk’s executive officers and directors and Western Digital’s executive officers and directors can be found in the preliminary joint proxy statement/prospectus regarding the proposed merger filed with the SEC.

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